Exhibit  99.1

Acushnet Holdings Corp. Announces

First Quarter 2017 Financial Results,

Declares Quarterly Cash Dividend

First Quarter 2017 Financial Results

•	First quarter net sales of $433.6 million, down 1.4% year over year, or down 0.8% in constant currency
•	First quarter net income attributable to Acushnet Holdings Corp. of $38.1 million, up $14.4 million year over year
•	First quarter Adjusted EBITDA of $78.5 million, down 0.9% year over year

Quarterly Cash Dividend

•	Declares quarterly cash dividend of $0.12 per share; $8.9 million on an aggregate quarterly basis

FAIRHAVEN, MA – May 12, 2017 – Acushnet Holdings Corp. (NYSE: GOLF) (“Acushnet”), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three months ended March 31, 2017.

Wally Uihlein, Acushnet President and CEO, said, "So far in 2017, the global golf industry is in a good place.  While the first few months of industry sell-in are always affected by items like weather patterns and retail trends, the outlook continues to be promising as the golf season gets underway around the world.  At Acushnet, our proven strategy, focus on the dedicated golfer and strong relationships with trade partners continue to be important differentiators and keys to our ongoing success.  The results to date are encouraging and, as we measure ourselves over the longer term and across cycles, we are pleased with our ongoing progress and remain optimistic about the future."

David Maher, Acushnet COO, said,  “It is a solid beginning to the year for both Titleist and FootJoy fueled by new product innovation and supported by our global reach and sound execution by our Associates.  This is a good first step and we remain on track to meet our 2017 goals.  Our U.S. business performed well and we showed continued growth outside of the U.S. as we implement our strategy worldwide.  A highlight was the successful launch of the 2017 Pro V1 and Pro V1x golf balls.  Players on the worldwide professional tours have swiftly converted to these new models and golfers in all markets are excited about the performance advancements.”

Summary of First Quarter 2017 Financial Results

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in millions)
Net sales	$433.6	$439.9	$(6.3)	(1.4)%	$(3.6)	(0.8)%
Net income attributable to Acushnet Holdings Corp	$38.1	$23.7	$14.4	60.8%
Adjusted EBITDA	$78.5	$79.2	$(0.7)	(0.9)%

Consolidated net sales decreased by 1.4%, or by 0.8% on a constant currency basis:

•	2.9% increase in net sales (3.1% increase on a constant currency basis) of Titleist golf balls as a result of strong demand for the new Pro V1 and Pro V1x balls launched in the first quarter of 2017
•

11.7% decrease in net sales (10.8% decrease on a constant currency basis) of Titleist golf clubs. Demand for the model 917 drivers and fairways was offset by lower sales of Vokey wedges, irons and Japan-specific VG3 clubs that are each in their second year of their two year product cycle

•

7.2% increase in net sales (7.0% increase on a constant currency basis) of Titleist golf gear as a result of strength in travel gear and Titleist gloves as well as the successful introduction of the new Players stand bags and new headwear

•	1.7% decrease in net sales (0.4% decrease on a constant currency basis) in FootJoy golf wear primarily as a result of a decline in footwear partially offset by increases in apparel and gloves

Consolidated net sales in the United States decreased by 3.0% primarily as a result of the U.S., off-course, retail channel being impacted by reduced store count compared with last year due to the retail disruption in 2016.

Acushnet posted year-on-year gains in net sales in regions outside the United States of 0.3%, up 1.6% on a constant currency basis, with Korea up 24.1% and EMEA up 0.8%, offset by Japan down 10.6%.

Net income attributable to Acushnet improved by $14.4 million to $38.1 million, primarily due to lower interest expense and higher income from operations compared to the first quarter  of 2016.

Adjusted EBITDA was $78.5 million, down 0.9% year over year. Adjusted EBITDA margin was 18.1% for the first quarter versus 18.0% for the prior year period.

Declares Quarterly Cash Dividend

Acushnet Holdings board of directors today declared a quarterly cash dividend in an amount of $0.12 per share of common stock. The dividend will be payable on June 16, 2017, to stockholders of record on June 2, 2017.  The number of shares currently outstanding is 74,451,977.

2017 Outlook

•	Consolidated net sales are expected to be in the range of $1,565 to $1,595 million in 2017.
•	Consolidated net sales on a constant currency basis are expected to increase in the range of 1.8% to 3.7% in 2017.
•	Adjusted EBITDA is expected to be in the range of $220 to $230 million in 2017.

Investor Conference Call

Acushnet will hold a conference call at 8:30 am (Eastern Time) on May 12, 2017 to discuss the financial results and host a question and answer session.  A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir.  A replay archive of the webcast will be available shortly after the call concludes.

About Acushnet Holdings Corp.

We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932.  Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands.  Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements

This release includes forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are included throughout this release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this release.

The forward-looking statements contained in this release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Certain of these factors and other cautionary statements are included in this release or in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 10‑K for the year ended December 31, 2016 filed with the SEC  on March 30, 2017 as updated by our periodic reports subsequently filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MEDIA CONTACT:

AcushnetPR@icrinc.com

INVESTOR CONTACT:

IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2017	2016
Net sales	$433,615	$439,935
Cost of goods sold	207,200	214,066
Gross profit	226,415	225,869
Operating expenses
Selling, general and administrative	147,998	155,318
Research and development	12,507	11,130
Intangible amortization	1,622	1,649
Restructuring charges	—	587
Income from operations	64,288	57,185
Interest expense, net	2,922	13,841
Other (income) expense, net	(749)	1,383
Income before income taxes	62,115	41,961
Income tax expense	22,485	16,769
Net income	39,630	25,192
Less: Net income attributable to non-controlling interests	(1,516)	(1,530)
Net income attributable to Acushnet Holdings Corp.	$38,114	$23,662

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2017	2016
Assets
Current assets
Cash and restricted cash ($18,111 and $13,811 attributable to the FootJoy golf shoe joint venture (“JV”))	$72,738	$79,140
Accounts receivable, net	321,440	177,506
Inventories ($10,100 and $14,633 attributable to the FootJoy JV)	314,155	323,289
Other assets	81,519	84,596
Total current assets	789,852	664,531
Property, plant and equipment, net ($10,487 and $10,709 attributable to the FootJoy JV)	234,401	239,748
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	182,136	179,241
Identifiable intangible assets, net	487,894	489,988
Deferred income taxes	120,085	130,416
Other assets ($2,622 and $2,642 attributable to the FootJoy JV)	30,959	32,247
Total assets	$1,845,327	$1,736,171
Liabilities and Equity
Current liabilities
Short-term debt	$169,312	$42,495
Current portion of long-term debt	23,750	18,750
Accounts payable ($7,259 and $10,397 attributable to the FootJoy JV)	95,388	87,608
Accrued taxes	32,465	41,962
Accrued compensation and benefits ($180 and $780 attributable to the FootJoy JV)	57,553	224,230
Accrued expenses and other liabilities ($5,078 and $4,121 attributable to the FootJoy JV)	68,212	47,063
Total current liabilities	446,680	462,108
Long-term debt and capital lease obligations	437,432	348,348
Deferred income taxes	7,533	7,452
Accrued pension and other postretirement benefits ($1,958 and $1,946 attributable to the FootJoy JV)	137,434	135,339
Other noncurrent liabilities ($3,578 and $3,368 attributable to the FootJoy JV)	15,366	14,101
Total liabilities	1,044,445	967,348
Shareholders’ Equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 74,451,977 and 74,093,598 shares issued and outstanding	74	74
Additional paid-in capital	883,520	880,576
Accumulated other comprehensive loss, net of tax	(89,797)	(90,834)
Retained deficit	(24,989)	(53,951)
Total equity attributable to Acushnet Holdings Corp.	768,808	735,865
Non-controlling interests	32,074	32,958
Total shareholders’ equity	800,882	768,823
Total liabilities and shareholders’ equity	$1,845,327	$1,736,171

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2017	2016
Cash flows from operating activities
Net income	$39,630	$25,192
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	10,161	10,270
Unrealized foreign exchange gain (loss)	37	(618)
Amortization of debt issuance costs	330	1,095
Amortization of discount on bonds payable	—	143
Change in fair value of common stock warrants	—	1,879
Share-based compensation	3,847	—
Loss on disposals of property, plant and equipment	319	96
Deferred income taxes	13,499	12,305
Changes in operating assets and liabilities	(291,311)	(144,372)
Cash flows used in operating activities	(223,488)	(94,010)
Cash flows from investing activities
Additions to property, plant and equipment	(3,676)	(4,508)
Cash flows used in investing activities	(3,676)	(4,508)
Cash flows from financing activities
Increase in short-term borrowings, net	125,982	45,688
Proceeds from delayed draw term loan A facility	100,000	—
Repayment of term loan facilities	(5,938)	—
Proceeds from revolver loan facility	—	63,000
Payment of employee restricted stock tax withholdings	(903)	—
Cash flows provided by financing activities	219,141	108,688
Effect of foreign exchange rate changes on cash	1,621	1,233
Net increase (decrease) in cash	(6,402)	11,403
Cash and restricted cash, beginning of year	79,140	59,134
Cash and restricted cash, end of period	$72,738	$70,537

ACUSHNET HOLDINGS CORP.

Supplemental Net Sales Information (Unaudited)

First Quarter Net Sales by Segment

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
	(in thousands)
Titleist golf balls	$134,192	$130,373	$3,819	2.9%	$4,097	3.1%
Titleist golf clubs	101,942	115,492	(13,550)	(11.7)%	(12,508)	(10.8)%
Titleist golf gear	42,390	39,552	2,838	7.2%	2,775	7.0%
FootJoy golf wear	142,241	144,630	(2,389)	(1.7)%	(518)	(0.4)%

First Quarter Net Sales by Region

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
	(in thousands)
United States	$223,115	$230,015	$(6,900)	(3.0)%	$(6,900)	(3.0)%
EMEA	68,009	73,315	(5,306)	(7.2)%	571	0.8%
Japan	50,053	55,327	(5,274)	(9.5)%	(5,868)	(10.6)%
Korea	49,882	38,551	11,331	29.4%	9,305	24.1%
Rest of world	42,556	42,727	(171)	(0.4)%	(665)	(1.6)%
Total sales	$433,615	$439,935	$(6,320)	(1.4)%	$(3,557)	(0.8)%

ACUSHNET HOLDINGS CORP.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with general accepted accounting principles in the United States (“GAAP”).  However, this release includes the non-GAAP financial measures of net sales in constant currency and Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.

Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for income tax expense, interest expense, depreciation and amortization, the expenses relating to the Acushnet Company Equity Appreciation Rights Plan, as amended (the “EAR Plan”), share-based compensation expense, a one-time executive bonus, restructuring charges, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. (formerly known as Fortune Brands, Inc.) (“Beam”), gains (losses) on the fair value of our common stock warrants, certain other non-cash (gains) losses, net and the net income relating to non-controlling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement. Consolidated EBITDA is used in our credit agreement at the Acushnet Company level for purposes of certain material terms, including (i) determining the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments, (ii) calculating certain financial ratios used in financial maintenance covenants that require compliance on a quarterly basis, (iii) determining our ability to incur additional term loans or increases to our new revolving credit facility and (iv) determining the availability of certain baskets and the ability to enter into certain transactions.

We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that (i) we do not consider indicative of our ongoing operating performance, (ii) that relate to our acquisition of Acushnet Company, our operating subsidiary, from Beam on July 29, 2011 (the “Acquisition”) or (iii) that relate to our historical capital structure that are no longer relevant after the closing of our initial public offering. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. Adjusted EBITDA is also used as a financial performance measure for purposes of determining the vesting of equity awards that were granted under our Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.

We also believe Adjusted EBITDA provides useful information to investors regarding (i) our consolidated operating performance, (ii) our capacity to service debt, (iii) the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments and (iv) our capacity to incur additional debt and utilize certain baskets and enter into transactions that may otherwise be restricted by our credit agreement. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

The following table presents reconciliations of net income attributable to Acushnet to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended
	March 31,
	2017	2016
Net income attributable to Acushnet Holdings Corp	$38,114	$23,662
Income tax expense	22,485	16,769
Interest expense, net	2,922	13,841
Depreciation and amortization	10,161	10,270
Share-based compensation(a)	3,847	—
One-time executive bonus(b)	—	7,500
Restructuring charges(c)	—	587
Transaction fees(d)	94	3,701
Beam indemnification expense (income)(e)	(93)	(494)
(Gains) losses on the fair value of our common stock warrants(f)	—	1,879
Other non-cash (gains) losses, net	(584)	(2)
Net income attributable to non-controlling interests(g)	1,516	1,530
Adjusted EBITDA	$78,462	$79,243
Adjusted EBITDA margin	18.1%	18.0%

(a)	For the three months ended March 31, 2017, reflects compensation expense with respect to equity-based grants under the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.
(b)	In the first quarter of 2016, our President and Chief Executive Officer was awarded a cash bonus in the amount of $7.5 million as consideration for past performance.

(c)	Reflects restructuring charges incurred in connection with the reorganization of certain of our operations in 2016.
(d)

For the three months ended March 31, 2017, reflects legal fees incurred relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition.  For the three months ended March 31, 2016, reflects certain fees and expenses we incurred in connection with our initial public offering as well as legal fees incurred relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition.

(e)	Reflects the non-cash charges related to the indemnification obligations owed to us by Beam that are included when calculating net income attributable to Acushnet Holdings Corp.
(f)	Fila Korea exercised all of our outstanding common stock warrants in July 2016 and we used the proceeds from such exercise to redeem all of our outstanding 7.5% bonds due 2021.
(g)	Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2017, to the closest corresponding GAAP measure, net income (loss), is not available without unreasonable efforts on a forward-looking bases due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share based compensation and adjustments related to the indemnification obligations owed to us by Beam.